Exhibit 10.8

NOVATION AGREEMENT

This Novation Agreement (“Novation Agreement”) is made on January 9, 2025 (“Effective Date”) by and among:

(1)	Rush University Medical Center, an Illinois not-for-profit corporation having its principal office at 1653 West Congress Parkway, Chicago, Illinois, 60612 U.S. (“RUSH”);

(2)	Somaryx Therapeutics Limited, a corporation organized and existing under the laws of Hong Kong and having its principal place of business at 7/F, 80 Gloucester Road, Wanchai, Hong Kong (“Original Licensee”); and

(3)	Polaryx Therapeutics, Inc., a corporation organized and existing under the laws of the State of Wyoming and having its principal place of business at 140 East Ridgewood Avenue Suite #415 South Tower, Paramus, New Jersey, 07652 U.S. (“New Licensee”).

RUSH, the Original Licensee and the New Licensee may hereinafter be referred to as a “Party”

individually and the “Parties” collectively. Unless otherwise defined herein, the capitalized terms used herein shall carry the same meaning as in the License Agreement (defined in Recital A hereof).

WHEREAS:

A.	By a certain License Agreement dated May 26, 2022 (“License Agreement”) and made between RUSH and the Original Licensee, RUSH granted to the Original Licensee an exclusive license to certain Patent Rights (as defined in the License Agreement), and the Original Licensee acquired an exclusive license under such Patent Rights (“Licensed Patent”) for the purpose of exploiting the Licensed Patent for further development and commercialization of Products in the Licensed Field in the Territory;

B.	The Original Licensee and the New Licensee are affiliate entities with the controlling share of each owned by the common beneficial owner; and

C.	The Original Licensee wishes to be replaced by the New Licensee, and the New Licensee wishes to replace the Original Licensee, as the party licensee in connection with the License Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Novation

1.1	With effect from the Effective Date, the Original Licensee shall be substituted by the New Licensee under the License Agreement.

1.2	The New Licensee shall as from the Effective Date assume all rights and obligations of the Original Licensee arising out of or in connection with the License Agreement and agree to be bound in all respects by the License Agreement.

1.3	RUSH agrees to be bound by the License Agreement, including all of its rights and obligations thereunder, in all respects vis-a-vis the New Licensee from the Effective Date and release the Original Licensee from any liability that may arise out of or in connection with the License Agreement after the Effective Date.

1.4	The Original Licensee shall remain responsible to RUSH in respect of any of Original Licensee’s liabilities accrued under the License Agreement during the period up to the Effective Date, irrespective of whether such liabilities are known at the Effective Date.

1.5	With effect from the Effective Date, the part pertinent to the Original Licensee under Article 11 (Notices) of the License Agreement shall be amended as follows:

Director

Polaryx Therapeutics, Inc.

140 East Ridgewood Avenue Suite #415 South Tower,

Paramus, NJ 07652

With a copy to:

Alex Yang, J.D., LL.M.

alexyang@polaryx.com

2.	Law, Jurisdiction and Dispute Resolution

This Novation Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, U.S., and any disputes arising out of or by virtue of this Novation Agreement shall be settled in accordance with Sections 15.1 and 15.2 of the License Agreement.

[Signature page follows.]

IN WITNESS WHEREOF the Parties have caused this Novation Agreement duly executed on the day and year first above written.

For and on behalf of

Rush University Medical Center

/s/ Cynthia Brincat, MD, PhD
By:	Cynthia Brincat, MD, PhD
Title:	Acting Dean

For and on behalf of
Somaryx Therapeutics Limited

/s/ Yang Alex Keun Mo
By:	Yang Alex Keun Mo
Title:	Director

For and on behalf of
Polaryx Therapeutics, Inc.

/s/ Yang Alex Keun Mo
By:	Yang Alex Keun Mo
Title:	Director

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